Exhibit 99.1

U.S. Physical Therapy Reports First Quarter Results

HOUSTON--(BUSINESS WIRE)--June 29, 2017--U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the first quarter ended March 31, 2017.

For the quarter ended March 31, 2017, USPH’s net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value, net of tax (“operating results”), a non-generally accepted accounting principles (“non-GAAP”) measure, was $6.4 million as compared to $5.8 million in the comparable 2016 period. Diluted earnings per share from operating results was $0.51 in the 2017 period as compared to $0.47 in the 2016 period.

For the quarter ended March 31, 2017, USPH’s net income attributable to its shareholders, in accordance with generally accepted accounting principles (“GAAP”), was $4.8 million, or $0.38 per diluted share, as compared to $4.5 million, or $0.36 per diluted share, for the 2016 period. See schedule on page 9 for a reconciliation of net income attributable to USPH shareholders to operating results.

First Quarter 2017 Compared to First Quarter 2016

  Net revenues increased $10.7 million or 12.3% from $86.9 million in the first quarter of 2016 to $97.6 million in the first quarter of 2017, primarily due to a 10.1% increase in net patient revenues from the physical therapy operations, higher revenues from management contracts due to an increase in the number of facilities managed by the Company and one month of revenues from the workforce performance solutions business acquired in March 2017.

  Net patient revenues from physical therapy operations increased approximately $8.6 million to $93.7 million in the 2017 period from $85.1 million in the 2016 period due to an increase in total patient visits of 10.3% from 808,000 to 892,000 partially offset by a $0.18 decrease in average net patient revenue per visit to $105.04 from $105.22. For the 2017 period, revenues from management contracts was $1.9 million as compared to $1.4 million for the 2016 period. The revenues from the recently acquired workforce performance solutions business was $1.5 million for the month of March 2017. Other revenue was $0.5 million for both periods.
  Total clinic operating costs were $76.8 million, or 78.7% of net revenues, in the first quarter of 2017 as compared to $66.4 million, or 76.4% of net revenues, in the 2016 period. The increase was primarily attributable to $8.9 million in operating costs related to new clinics opened or acquired in the past 12 months, an additional $1.1 million related to a full quarter of activity in 2017 for clinics opened or acquired in the first quarter of 2016 and the addition of the workforce performance solutions business. Total clinic salaries and related costs, including those from new clinics, were 57.2% of net revenues in the recent quarter 2017 versus 55.0% for the 2016 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.6% for recent quarter versus 20.1% for the 2016 period. The provision for doubtful accounts as a percentage of net revenues was 0.9% for the first quarter of 2017 as compared to 1.3% in the 2016 period.
  The gross margin for the first quarter of 2017 was $20.7 million, or 21.3% of revenue, as compared to $20.5 million, or 23.6% of revenue, for the 2016 quarter. The gross margin for the Company’s physical therapy clinics was 21.5% in the recent quarter as compared to 23.6% a year earlier. The gross margin on management contracts was 14.8% in the first quarter of 2017 as compared to 19.8% in the comparable period of 2016. The gross margin for the recently acquired workforce performance solutions business was 14.3%.
  Corporate office costs were $8.5 million in the first quarter of 2017 compared to $9.0 million in the 2016 first quarter. Corporate office costs were 8.8% of net revenues for the 2017 quarter compared to 10.4% of net revenues for the 2016 period.
  Operating income for the recent quarter increased 6.2% to $12.2 million as compared to $11.5 million in the first quarter 2016.
  Interest expense – mandatorily redeemable non-controlling interest – change in redemption value increased to $2.7 million in the first quarter 2017 from $2.2 million in the 2016 first quarter. The change in redemption value for acquired partnerships is based on the redemption amount (which is derived from a formula based on a specified multiple times the underlying business’ trailing twelve months of earnings before interest, taxes, depreciation, amortization and our internal management fee) at the end of the reporting period compared to the end of the previous period. This is a non-cash item and is directly related to the increase in the profitability and underlying value of the Company’s partnerships.
  Interest expense – mandatorily redeemable non-controlling interest – earnings allocable, which represent the portion of earnings allocable to the holders of mandatorily redeemable non-controlling interest, increased to $1.3 million in the 2017 first quarter from $0.9 million in the 2016 period.

  Interest expense – debt and other was $0.4 million in the first quarter 2017 and $0.3 million in the 2016 period.
  The provision for income taxes for the 2017 first quarter was $1.8 million and for the 2016 first quarter was $2.2 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 27.3% in the 2017 first quarter and 32.6% in the 2016 first quarter. Included in the first quarter of 2017 was an excess tax benefit of $0.8 million related to the adoption of revised guidance on accounting for stock compensation as compared to $0.5 million in the first quarter of 2016.
  Net income attributable to non-controlling interests was $1.2 million in the 2017 first quarter as compared to $1.5 million in the 2016 first quarter.
  Operating results, a non-GAAP measure, attributable to common shareholders for the three months ended March 31, 2017 rose 10.6% to $6.4 million as compared to $5.8 million for the 2016 period. Diluted earnings per share from operating results were $0.51 for the 2017 period and $0.47 for the 2016 period. For the quarter ended March 31, 2017, USPH’s net income attributable to its shareholders, in accordance with GAAP, was $4.8 million, or $0.38 per diluted share, as compared to $4.5 million, or $0.36 per diluted share, for the 2016 period. See schedule on page 9 for a reconciliation of net income attributable to USPH shareholders to operating results.
  Same store revenues and visits increased slightly for de novo and acquired clinics open for one year or more. The same store net rate per visit was flat.

Other Financial Measures

For the first three months of 2017 the Company's Adjusted EBITDA grew by 7.0% to $13.3 million from $12.5 million in 2016. See definition and explanation of Adjusted EBITDA on page 9 and schedule on page 10.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “In the first quarter we had solid revenue and visit growth driven in large part by recent acquisitions which are performing very well. Our development for the year is very strong both organically and through acquisition. Operating costs have increased in large part due to acquisitions. Our operations team is actively reducing costs where needed. The early performance from our industrial prevention services deal has been solid and we are looking for other opportunities with the right partners in that space. We are happy to have now worked our way through the recent period to update all of our filings. We sincerely appreciate your patience and continued support as we work to move our Company forward.”

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  cost, risks and uncertainties associated with the Company’s recent restatement of its prior financial statements due to the correction of its accounting methodology for redeemable non-controlling partnership interests, and including any pending and future claims or proceedings relating to such matters;
  changes as the result of government enacted national healthcare reform;
  changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
  business and regulatory conditions including federal and state regulations;
  governmental and other third party payor inspections, reviews, investigations and audits;
  compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
  legal actions; which could subject us to increased operating costs and uninsured liabilities;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  revenue and earnings expectations;
  general economic conditions;
  availability and cost of qualified physical therapists;
  personnel productivity and retaining key personnel;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
  maintaining adequate internal controls;
  maintaining necessary insurance coverage;
  our ability to design and maintain effective internal control over financial reporting and remediate the material weakness in internal control over financial reporting related to our accounting for redeemable non-controlling partnership interests;
  availability, terms, and use of capital; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 561 outpatient physical therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 27 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	For the Three Months Ended

	March 31, 2017	March 31, 2016

Net patient revenues	$93,654	$85,049
Other revenues	3,911	1,859
Net revenues	97,565	86,908
Clinic operating costs:
Salaries and related costs	55,827	47,804
Rent, clinic supplies, contract labor and other	20,087	17,507
Provision for doubtful accounts	898	1,089
Closure costs	6	13
Total clinic operating costs	76,818	66,413
Gross margin	20,747	20,495
Corporate office costs	8,547	9,004
Operating income	12,200	11,491
Interest and other income, net	24	20
Interest expense:
Mandatorily redeemable non-controlling interests - change in redemption value	(2,669)	(2,191)
Mandatorily redeemable non-controlling interests - earnings allocable	(1,294)	(887)
Debt and other	(415)	(308)
Total interest expense	(4,378)	(3,386)
Income before taxes	7,846	8,125
Provision for income taxes	1,812	2,172
Net income	6,034	5,953
Less: net income attributable to non-controlling interests	(1,218)	(1,465)
Net income attributable to USPH shareholders	$4,816	$4,488

Basic and diluted earnings per share attributable to USPH shareholders	$0.38	$0.36

Shares used in computation - basic	12,528	12,448

Shares used in computation - diluted	12,528	12,448

Dividends declared per common share	$0.20	$0.17

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
(unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$25,154	$20,047
Patient accounts receivable, less allowance for doubtful accounts of $1,853 and $1,792, respectively	43,244	38,840
Accounts receivable - other	6,346	2,649
Other current assets	3,827	4,428
Total current assets	78,571	65,964
Fixed assets:
Furniture and equipment	49,820	48,426
Leasehold improvements	27,582	26,765
Fixed assets, gross	77,402	75,191
Less accumulated depreciation and amortization	57,235	56,018
Fixed assets, net	20,167	19,173
Goodwill	244,446	226,806
Other identifiable intangible assets, net	43,213	38,060
Other assets	1,274	1,228
Total assets	$387,671	$351,231
LIABILITIES, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,996	$1,634
Accrued expenses	30,820	21,756
Current portion of notes payable	1,219	1,227
Total current liabilities	34,035	24,617
Notes payable	4,802	4,596
Revolving line of credit	58,000	46,000
Mandatorily redeemable non-controlling interests	80,154	69,190
Deferred taxes	15,486	15,736
Deferred rent	1,809	1,575
Other long-term liabilities	671	829
Total liabilities	194,957	162,543
Commitments and contingencies
U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,792,744 and 14,732,699 shares issued, respectively	147	147
Additional paid-in capital	70,132	68,687
Retained earnings	152,642	150,342
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	191,293	187,548
Non-controlling interests	1,421	1,140
Total USPH shareholders' equity and non-controlling interests	192,714	188,688
Total liabilities, USPH shareholders' equity and non-controlling interests	$387,671	$351,231

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
OPERATING ACTIVITIES
Net income including non-controlling interests	$6,034	$5,953
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	2,356	2,091
Provision for doubtful accounts	898	1,089
Equity-based awards compensation expense	1,280	1,221
Loss on sale of fixed assets	33	(19)
Deferred income tax	(250)	1,823
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(1,542)	(2,185)
(Increase) decrease in accounts receivable - other	(3,697)	43
Decrease (increase) in other assets	757	(2,282)
Increase in accounts payable and accrued expenses	5,315	3,857
Increase in mandatorily redeemable non-controlling interests	2,911	2,578
Increase in other liabilities	76	365
Net cash provided by operating activities	14,171	14,534
INVESTING ACTIVITIES
Purchase of fixed assets	(1,587)	(1,738)
Purchase of businesses, net of cash acquired	(15,670)	(12,899)
Acquisitions of non-controlling interests	-	(388)
Proceeds on sale of fixed assets, net	62	42
Net cash used in investing activities	(17,195)	(14,983)
FINANCING ACTIVITIES
Distributions to non-controlling interests	(937)	(1,113)
Cash dividends to shareholders - funded	-	(2,125)
Proceeds from revolving line of credit	32,000	49,000
Payments on revolving line of credit	(20,000)	(40,500)
Payments to settle mandatorily redeemable non-controlling interests	(2,230)	(1,136)
Principal payments on notes payable	(702)	(250)
Other	-	1
Net cash used in financing activities	8,131	3,877

Net increase in cash and cash equivalents	5,107	3,428
Cash and cash equivalents - beginning of period	20,047	15,778
Cash and cash equivalents - end of period	$25,154	$19,206

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$86	$2,265
Interest	$599	$248
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$900	$500
Acquisition of non-controlling interest - seller financing portion	$-	$388
Payment to settle redeemable non-controlling interest - financing portion	$-	$126

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following tables reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to operating results and Adjusted EBITDA. Management believes providing operating results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating results is defined as USPH’s net income attributable to common shareholders prior to interest expense – mandatorily redeemable non-controlling interests – change in redemption value, net of tax. Management uses operating results, which eliminates this non-cash item that can be subject to volatility, as one of the principal measures to evaluate and monitor financial performance period over period. Management believes that operating results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.

Adjusted EBITDA is defined as earnings before interest income, interest expense – mandatorily redeemable non-controlling interests – change in redemption value, interest expense – debt and other, taxes, depreciation, amortization and equity-based awards compensation expense. Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Adjusted Net Income should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

	Three Months Ended March 31,
	2017	2016

Net income attributable to USPH shareholders	$4,816	$4,488

Adjustments:
Interest expense MRNCI * - change in redemption value	2,669	2,191
Tax effect at statutory rate (federal and state) of 39.25%	(1,048)	(860)
Operating results	$6,437	$5,819

Basic and diluted net income attributable to USPH shareholders per share	$0.38	$0.36

Basic and diluted operating results per share	$0.51	$0.47

Shares used in computation:
Basic and diluted	12,528	12,448

	Three Months Ended March 31,
	2017	2016

Net income attributable to USPH shareholders	$4,816	$4,488

Adjustments:
Depreciation and amortization	2,356	2,091
Interest income	(24)	(20)
Interest expense MRNCI * - change in redemption value	2,669	2,191
Interest expense - debt and other	415	308
Provision for income taxes	1,812	2,172
Equity-based awards compensation expense	1,280	1,221

Adjusted EBITDA	$13,324	$12,451

* Mandatorily redeemable non-controlling interest

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC COUNT

March 31, 2016	512
June 30, 2016	516
September 30, 2016	524
December 31, 2016	540

March 31, 2017	558

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, 713-297-7000
Chief Financial Officer
or
Chris Reading, 713-297-7000
Chief Executive Officer
or
Three Part Advisors
Joe Noyons, 817-778-8424